EXHIBIT  15.1



          LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION




October 6, 2003





Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, Nebraska 68131

Re:  Registration Statement on Form S-8

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated May 14, 2003 and August 13, 2003 related to our reviews of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such reports are not considered part of a registration statement prepared or certified by an accountant, or reports prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.





                                   /s/ KPMG LLP
                                    KPMG LLP

Omaha, Nebraska